UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 20, 2024
Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-39432	84-4946470
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1050 Woodward Avenue
Detroit, MI 48226
(Address of principal executive offices) (Zip Code)
(313) 373-7990
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2024, the Board of Directors (the “Board”) of Rocket Companies, Inc. (the “Company”) appointed Heather Lovier as the Company’s Chief Operating Officer. Mrs. Lovier replaces Bill Emerson, who will continue as the Company’s President.

Mrs. Lovier, age 50, joined Rocket Mortgage, LLC (“Rocket Mortgage”) in 2003 and has served in various roles throughout her tenure, including Executive Vice President of Client Experience Operations from April 2017 to October 2021, Chief Client Experience Officer of Rocket Mortgage from November 2021 to February 2024 and most recently, Chief Operating Officer of RKT Holdings, LLC (“Holdings”) beginning in March 2024. The Company is the sole managing member of Holdings. During the past 21 years, Mrs. Lovier has focused on driving operational excellence and enhancing the client experience. Mrs. Lovier will continue her role as Chief Operating Officer of Holdings. Any changes to Mrs. Lovier’s compensation for her new appointment will be determined at a later date.

Neither Mrs. Lovier nor any of her immediate family members has had (or proposes to have) a direct or indirect interest in a transaction in which the Company or any of the Company’s subsidiaries was (or is to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2024

ROCKET COMPANIES, INC.

By:	/s/ Tina V. John
Name:	Tina V. John
Title:	Executive Legal Counsel and Secretary